Exhibit 5.1

Reply to Downtown Office
Ipek Candan Snyder
Direct Dial: (316)-660-6115
isnyder@hinklaw.com

May 21, 2007

Bronco Drilling Company, Inc.
16217 North May Avenue
Edmond, OK 73013

Re:	Shelf Registration Statement on Form S-3 relating to $100,000,000 Maximum Aggregate Principal Amount of Shares of Common Stock of Bronco Drilling Company, Inc.

Ladies and Gentlemen:

    We have acted as counsel to Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), by the Company of up to $100,000,000 aggregate principal amount of the Company’s common stock, par value $0.01 per share (the “Company Shares”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).

This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

In rendering this opinion, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others, we have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. In addition, we have assumed that, at the time of issuance and sale, a sufficient number of the shares of the common stock of the Company will be authorized and reserved or available for issuance and that the consideration for the issuance and sale of the Company Shares will be cash in an amount that is not less than the par value of the common stock of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Company Shares, when issued and sold in conformity with the resolutions of the Board of Directors of the Company, as contemplated in the Registration Statement and pursuant to an effective Registration Statement, the Prospectus and the applicable Prospectus Supplement, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued and fully paid and non-assessable; provided that, (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act of 1933, as amended (the “Securities Act”) and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws will have been prepared, filed with the Securities and Exchange Commission, and delivered or deemed to be delivered as required by such laws; (ii) the issuance and sale of the Common Shares does not violate any applicable law or the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), or the Company’s Bylaws (the “Bylaws”) or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, if and as applicable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of the State of Delaware as we have deemed appropriate in connection with the opinion expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

B. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Please do not hesitate to contact our office should you have any questions.

Very truly yours,
                                     HINKLE ELKOURI LAW FIRM L.L.C.

                                                                                                                                                 /s/ HINKLE ELKOURI LAW FIRM L.L.C.